Exhibit 32.1

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Shi Chul Kang, the Co-Chief Executive Officer of Leo Motors, Inc. (the “Registrant”), Jun Heng Park, the Co-Chief Executive Officer of the Registrant, and Jeong Youl Choi, the Chief Financial Officer of the Registrant, each hereby certifies that, to the best of his knowledge:

1.The Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2017, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition of the Registrant at the end of the period covered by the Report and results of operations of the Registrant for the periods covered by the Report.

Date: November 20, 2017

By:	/s/ Shi Chul Kang
Shi Chul Kang
Co-Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Jun Heng Park
Jun Heng Park
Co-Chief Executive Officer
(Executive Officer)

By:	/s/ Jeong Youl Choi
Jeong Youl Choi
Chief Financial Officer
(Principal Financial and Accounting Officer)